                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant /_/

Filed by a Party other than the Registrant /X/

Check the appropriate box:

     /_/  Preliminary Proxy Statement

     /_/  Confidential,  for Use of the  Commission  Only (as  permitted by Rule
          14a-6(e)(2))

     /_/  Definitive Proxy Statement

     /_/  Definitive Additional Materials

     /X/  Soliciting Material Under Rule 14a-12

                             THE TOPPS COMPANY, INC.
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                (Name of Registrant as Specified in Its Charter)

                      CRESCENDO PARTNERS II L.P., SERIES Y
                          CRESCENDO INVESTMENTS II, LLC
                             CRESCENDO ADVISORS LLC
                                 ERIC ROSENFELD
                                  ARNAUD AJDLER
                         THE COMMITTEE TO ENHANCE TOPPS
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.

     /_/  Fee  computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     /_/  Fee paid previously with preliminary materials:

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     /_/  Check box if any part of the fee is offset as provided by Exchange Act
Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration  statement  number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

                                      -2-

      The Committee to Enhance Topps ("the Committee"),  together with the other participants  named herein,  is filing materials  contained in this Schedule 14A with the  Securities  and Exchange  Commission  ("SEC") in  connection  with the solicitation  of proxies  against a proposed  merger  between The Topps Company,
Inc. (the "Company") and a buyout group that includes Madison Dearborn Partners,
LLC and an investment firm controlled by Michael Eisner,  which will be voted on at a meeting of the Company's  stockholders  (the  "Stockholders  Meeting").  On
April 26, 2007, the Committee  filed a proxy  statement with the SEC with regard to the Stockholders Meeting.

      Item 1: On April 30, 2007,  the New York Post published the following news story:

TOPPS STACKED THE DECK: SHAREHOLDERS

BY ZACHERY KOUWE
April 30, 2007 --  Shareholders  of iconic  baseball  card maker Topps are upset over unusual  negotiations the company had with Michael Eisner before it reached a $385 million buyout deal with the former Disney boss.

Eisner's Tornante Co. and buyout firm Madison Dearborn Partners struck a deal to buy Topps last month for $9.75 a share. The deal came after a bitter proxy fight with hedge funds Crescendo Partners and Permbridge Capital last year.

Two of Topps' directors, including Arnaud Ajdler of Crescendo, voted against the deal and continue to believe it shortchanges the company's investors.

At issue are statements  made to Eisner by Topps board member Stephen  Greenberg and public statements made to shareholders by Topps chief Arthur Shorin.

Eisner  discussed a potential  takeover of Topps with Greenberg at Allen & Co.'s media-mogul confab in Sun Valley, Idaho, around July 16 of last year. Greenberg, who is also an investment banker at Allen & Co. and who used to work for Disney, told Eisner that Topps  wouldn't  discuss a sale until the proxy fight was over, according to public documents.

Despite  Greenberg's  rejection,  Topps signed a confidentiality  agreement with
Madison  Dearborn the next day  allowing the firm to begin buyout  negotiations, according to Topps' recent proxy filing.  A week later,  Topps allowed Eisner in the door as well.

At  the  same  time,  Topps  was  in  advanced   negotiations   with  two  other
private-equity firms,  according to the proxy. Topps had signed  confidentiality agreements with the two firms, referred to in June as "Bidder A and Bidder B."

What's more,  some angry  shareholders  have  complained that Shorin misled them during  last  year's  proxy  fight.  On July 24,  the same day Topps  signed the confidentiality  agreement  with  Eisner,  Shorin sent a letter to  shareholders claiming a sale was not in the company's best interest.

"We are convinced that attempting a 'quick fix' sale of the company at this time will lead to a poor result - inadequate  offers,  a harmful  waste of time and a disrupted  Topps  organization  - when a focus on  operations  is needed  most,"
Shorin said at the time.

                                      -3-

Topps claims the dissenting  directors are trying to gain control of the company without paying stockholders and Shorin's letter is consistent with the company's decision not to conduct a public-auction  process. Last week,  Crescendo,  which owns over 6 percent of Topps, formally asked the company's  shareholders to vote against  the deal  with  Eisner,  support  a plan to buy back  company  stock at between $10 and $10.50 a share and replace Shorin.

Topps shares closed down 1 cent on Friday to $9.99.

                 CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

      The Committee to Enhance Topps (the "Committee"),  together with the other participants named herein, has made a preliminary filing with the Securities and
Exchange  Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to  solicit  votes in  connection  with the  solicitation  of proxies against a proposed merger between The Topps Company,  Inc. (the "Company") and a buyout group that includes Madison Dearborn Partners, LLC and an investment firm controlled  by  Michael  Eisner,  which  will be  voted on at a  meeting  of the
Company's stockholders.

      THE COMMITTEE  ADVISES ALL  STOCKHOLDERS  OF THE COMPANY TO READ THE PROXY
STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME  AVAILABLE  BECAUSE THEY WILL
CONTAIN  IMPORTANT  INFORMATION.  SUCH PROXY  MATERIALS  WILL BE AVAILABLE AT NO
CHARGE  ON  THE  SEC'S  WEB  SITE  AT   HTTP://WWW.SEC.GOV.   IN  ADDITION,  THE
PARTICIPANTS  IN THE  PROXY  SOLICITATION  WILL  PROVIDE  COPIES  OF  THE  PROXY
STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO
THE  PARTICIPANTS'  PROXY  SOLICITOR,  D.F.  KING & CO.,  INC., BY CALLING (800)
628-8532.

      The  participants  in the proxy  solicitation  are Crescendo  Partners II,
L.P.,  Series Y, a  Delaware  limited  partnership  ("Crescendo  Partners  II"),
Crescendo  Investments II, LLC, a Delaware limited liability company ("Crescendo
Investments II"),  Crescendo  Advisors LLC, a Delaware limited liability company
("Crescendo  Advisors"),  Eric  Rosenfeld,  Arnaud  Ajdler and The  Committee to
Enhance Topps (the "Participants").

      Crescendo  Partners II beneficially  owns 2,547,700 shares of Common Stock of the  Company.  As the general  partner of Crescendo  Partners  II,  Crescendo
Investments  II may be deemed to  beneficially  own the 2,547,700  shares of the
Company   beneficially  owned  by  Crescendo  Partners  II.  Crescendo  Advisors beneficially  owns 100 shares of the Company.  Eric  Rosenfeld  may be deemed to beneficially own 2,547,900 shares of the Company,  consisting of 100 shares held by Eric Rosenfeld and Lisa Rosenfeld JTWROS,  2,547,700 shares Mr. Rosenfeld may be deemed to  beneficially  own by virtue of his position as managing  member of
Crescendo  Investments  II  and  100  shares  Mr.  Rosenfeld  may be  deemed  to beneficially  own by virtue of his  position  as  managing  member of  Crescendo
Advisors.

      Mr. Ajdler beneficially owns 2,301 shares of the Company.

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                                      -4-